INVESTMENT MANAGEMENT TRUST AGREEMENT

            This Agreement is made as of _________, 2005 by and between Star Maritime Acquisition Corp. (the "Company") and American Stock Transfer & Trust Company ("Trustee").

            WHEREAS, the Company's Registration Statement on Form S-1, No. 333-125662 ("Registration Statement"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission ("Effective Date"); and

            WHEREAS, Maxim Group LLC ("Maxim") is acting as the representative of underwriters (the "Underwriters") in the IPO; and

            WHEREAS, as described in the Company's Registration Statement, (i) in accordance with the Company's Certificate of Incorporation, $[184,675,000] of the net proceeds of the IPO ($[212,925,000] if the Underwriter's over-allotment option is exercised in full) (the "Base Deposit"), and (ii) in accordance with the Underwriting Agreement, dated as of ________, 2005, between the Company and Maxim, as representative of the Underwriters, an additional $4,000,000 ($5,200,000 if the Underwriters' over-allotment option is exercised in full), representing a portion of the Underwriters' discount (the "Contingent Discount"), will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company, the public holders of the Common Stock, par value $.001 per share, of the Company ("Common Stock") included in the units of the Company's securities issued in the IPO (the "Units") and the Underwriters and, in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes, a copy of which statute is attached hereto and made a part hereof. The amount to be delivered to the Trustee will be referred to herein as the "Property," the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders, the Company and Maxim will be referred to together as the "Beneficiaries"). The term "Public Stockholders" shall not include the individuals listed on Schedule 1 hereto with respect to the number of shares of Common Stock set forth opposite their respective names (which shares of Common Stock constitute the shares of Common Stock underlying the Units purchased by such individuals in the IPO); and

            WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

            (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Statute with respect to Public Stockholders resident in Colorado, in a segregated trust account ("Trust Account") established by the Trustee with Lehman Brothers Inc.;

            (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

            (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act of 1940;

            (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

            (e) Notify the Company and Maxim of all communications received by it with respect to any Property requiring action by the Company;

            (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

            (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Maxim to do so;

            (h) Render to the Company and to Maxim, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

            (i) Commence liquidation of the Trust Account upon receipt of the Officers' Certificate signed by the Chief Executive Officer and Chief Financial Officer in accordance with the terms of a letter ("Termination Letter"), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in Section 1(j) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stockholder vote in favor of the Business Combination (as hereinafter defined). In all cases, the Trustee shall provide Maxim with a copy of any Termination Letters, Officers' Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. As used in this Agreement, the term "Business Combination" means the acquisition by the Company, through merger, capital stock exchange, asset acquisition or similar business combination of an operating business in the shipping industry as more fully described in the prospectus forming a part of the Registration Statement; and

            (j) As of the date 18 months from the date of this Agreement (the "LOI Termination Date") (or 24 months from the date hereof in the event the Company has executed a Letter of Intent (defined below) prior to the LOI Termination Date but failed to consummate a Business Combination ("Second Termination Date"), commence liquidation of the Trust Account. The Trustee, upon consultation with the Company and Maxim, shall deliver a notice to Public Stockholders of record as of the LOI Termination Date or Second Termination Date, whichever the case may be, by U.S. mail or via the Depository Trust Company ("DTC"), within five days of the LOI Termination Date or Second Termination Date, to notify the Public Stockholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. The Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee. Notwithstanding the foregoing, if the Trustee receives a bona fide, executed letter of intent, agreement in principle or engagement letter (a "Letter of Intent") for a Business Combination prior to the LOI Termination Date accompanied by an Officers' Certificate as described in Section 3(e) hereof, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date.

2. Limited Distributions of Income on Property.

            (a) Upon receipt by the Trustee of an Officer's Certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as true, accurate and complete a copy of any tax return required to be filed on behalf of the Trust Account in respect of income earned on the Property held therein, the Trustee shall deliver to the Company for submission to the appropriate taxing authority a check made payable to the order of such taxing authority in the amount required to pay such taxes; provided, however, that in no event shall the aggregate amount of all checks issued to taxing authorities pursuant to this Section 2(a) exceed the income in respect of which such taxes are due and owing.

            (b) Upon written request from the Company, which may be given not more than once in any calendar quarter, the Trustee shall distribute to the Company an amount equal to one-half of the income earned on the Base Deposit, net of taxes payable, through the last day of the month immediately preceding the date of receipt of the Company's request; provided; however, that the maximum amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute pursuant to this Section 2(b) shall be $2,500,000.

            (c) Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants:

            (a) To provide all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officers and Chief Financial Officer. In addition, except with respect to its duties under paragraph 1(i) and 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or Maxim shall promptly confirm such instructions in writing;

            (b) To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

            (c) To pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph).

            (d) That, in the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, the Trustee or another independent party designated by Maxim shall act as the inspector of election to certify the results of the stockholder vote; and

            (e) That the Officers' Certificate referenced in Sections 1(i) and 1(j) hereof shall require the Company's Chief Executive Officers and Chief Financial Officer to each certify the following (wherever applicable): (1) prior to the LOI Termination Date, the Company has entered into a bona fide Letter of Intent with a target business; and/or (2) prior to the LOI Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and/or (3) prior to the Second Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and (4) the Board of Directors (the "Board") pursuant to the unanimous written consent of the Board has approved (where applicable): (i) the Letter of Intent; and/or (ii) the Business Combination. A copy of such consent and the Letter of Intent and/or the definitive agreement relating to the Business Combination so approved shall be attached as an exhibit to the Officers' Certificate.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

            (a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

            (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company and/or Maxim given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

            (c) Change the investment of any Property, other than in compliance with Section 1(c);

            (d) Refund any depreciation in principal of any Property;

            (e) Assume that the authority of any person designated by the Company and/or Maxim to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and/or Maxim shall have delivered a written revocation of such authority to the Trustee;

            (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

            (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(i) hereof; and

            (h) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee's sole obligation with respect to taxes shall be to make issue the checks with respect thereto provided for by Section 2(a) hereof).

5. Certain Rights Of Trustee.

            (a) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

            (d) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company's use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

6. Termination. This Agreement shall terminate as follows:

            (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited, to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

            (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b); or

            (c) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(k) hereof and distributed the Property in accordance with said Section 1(k), this Agreement shall terminate except with respect to Section 3(b).

7. Miscellaneous.

            (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

            (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

            (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Maxim, who, along with the other Underwriters, the parties specifically agree, are and shall be third party beneficiaries for purposes of this Agreement. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

            (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

            (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

            if to the Trustee, to:

                  American Stock Transfer & Trust Company
                  59 Maiden Lane
                  New York, New York 10038
                  Attn: ___________
                  Fax No.:  (212) ___________

            if to the Company, to:

                  Star Maritime Acquisition Corp.
                  c/o Schwartz & Weiss, P.C.
                  457 Madison Avenue
                  New York, New York  10022
                  Attn:  Akis Tsirigakis
                  Fax No.:

            in either case with a copy to:

                  Maxim Group LLC
                  405 Lexington Avenue
                  New York, New York  10174
                  Attn:  Clifford A. Teller
                  Fax No.:  (212) 895-3783

                  and

                  Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
                  666 Third Avenue, 25th Floor
                  New York, New York  10017
                  Attn:  Stephen J. Gulotta, Jr., Esq.
                  Fax No.:  (212) 983-3115

                  and

                  Loeb & Loeb LLP
                  345 Park Avenue
                  New York, New York 10154
                  Attn: Mitchell S. Nussbaum

            (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Maxim.

            (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

            IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.



                                    AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee


                                By:
                                    ---------------------------------------
                                    Name:
                                    Title:


                                    STAR MARITIME ACQUISITION CORP.


                                By:
                                    ---------------------------------------
                                    Name: Prokopios (Akis) N. Tsirigakis,
                                    Title: Chief Executive Officer and President

SCHEDULE 1


                             Non-Public Stockholders


                  Name                              Number of Shares
    --------------------------------      ---------------------------------

EXHIBIT A
                             [Letterhead of Company]

[Insert date]

American Stock Transfer
  & Trust Company
59 Maiden Lane
New York, New York 10038
Attn:

            Re:   Trust Account No. [                    ] Termination Letter

Gentlemen:

            Pursuant to Section 1(i) of the Investment Management Trust Agreement between Star Maritime Acquisition Corp. ("Company") and American Stock Transfer & Trust Company ("Trustee"), dated as of __________, 2005 ("Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with __________________ ("Target Business") to consummate a business combination with Target Business ("Business Combination") on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination ("Consummation Date") and shall provide you with an Officers' Certificate in accordance with Sections 1(i) and 3(d) of the Trust Agreement. Capitalized words used herein and not otherwise define shall have the meaning ascribed to them in the Trust Agreement.

            In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Maxim shall direct in writing on the Consummation Date.

            On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination has been consummated, and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the CRS have been met, to the extent applicable; (ii) the Company shall deliver along with the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by Maxim (collectively, the "Report"); and (iii) the Company and Maxim shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letters"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter, the Report, evidence of delivery of the Stock Certificates, the Officers' Certificate and the Instruction Letters (the "Deliverables") in accordance with the terms of the Instruction Letters. Notwithstanding the foregoing, upon verification of receipt by you of the Deliverables, we hereby agree and acknowledge that the Property (as defined in the Trust Agreement) in the Trust Account shall be distributed as follows: (1) first, to Maxim by wire transfer (or as otherwise directed by Maxim in the Instruction Letter provided by Maxim) in immediately available funds, the aggregate amount of $___________ (or $_____________ as applicable) plus any interest accrued thereon; and (2) thereafter, to any other Beneficiary (as defined in the Trust Agreement) in accordance with the terms of the Instruction Letter provided by the Company. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and Maxim of the same and the Company and, if the amount set forth in clause (1) shall not have been paid in full, the Company and Maxim shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company and/or Maxim. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

            In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.



                                         Very truly yours,

                                         STAR MARITIME ACQUISTION CORP.


                                         By:
                                             -----------------------------------
                                             Prokopios (Akis) N. Tsirigakis,
                                             Chief Executive Officer and
                                             President

EXHIBIT B

                             [Letterhead of Company]

[Insert date]

American Stock Transfer
  & Trust Company
59 Maiden Lane
New York, New York 10038
Attn:

            Re:   Trust Account No. [             ] Termination Letter

Gentlemen:

            Pursuant to Section 1(i) of the Investment Management Trust Agreement between Star Maritime Acquisition Corp. ("Company") and American Stock Transfer & Trust Company ("Trustee"), dated as of _____________, 2005 ("Trust Agreement"), this is to advise you that the Board of Directors of the Company has voted to dissolve the Company and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

            In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met and (b) authorize you, to commence liquidation of the Trust Account. You will notify the Company and Lehman Brothers Inc. in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date"). Thereafter, you shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Company's Certificate of Incorporation. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated and the Trust Account closed.

                                         Very truly yours,

                                         STAR MARITIME ACQUISTION CORP.


                                         By:
                                             -----------------------------------
                                             Prokopios (Akis) N. Tsirigakis,
                                             Chief Executive Officer and
                                             President

EXHIBIT C


AUTHORIZED INDIVIDUAL(S)                          AUTHORIZED
FOR TELEPHONE CALL BACK                           TELEPHONE NUMBER(S)


Company:


Star Maritime Acquisition Corp.
c/o Schwartz & Weiss, P.C.
457 Madison Avenue
New York, New York  10022
Attn:  Akis Tsirigakis, Chief Executive
Officer and President                             ()

Trustee:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn:                                             (212)